6/18/96




                              CONSULTING AGREEMENT

         This Agreement is made by and between Koger Equity, Inc., a Florida corporation (the "Company"), and Irvin H. Davis ("Consultant") of Jacksonville, Florida, as of the 21st day of June 1996.

         FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES, TERMS,
PROVISIONS AND CONDITIONS CONTAINED IN THIS AGREEMENT, the parties hereby agree:

         1. Employment. The Company hereby offers and Consultant hereby accepts employment as a consultant subject to the terms and conditions set forth in this Agreement.

                  1.1. Term. Effective as of the date hereof, Consultant shall cease to be an officer of the Company but shall continue as an employee of the Company through December 31, 1996; commencing on June 21, 1996 and ending on December 31, 1999 (the "Consulting Period"), the Company shall retain Consultant to provide consulting services subject to the terms and conditions specified below, and Consultant agrees to serve as a consultant to the Company.

                  1.2. Duties and Performance. During the Consulting Period, Consultant shall serve as a consultant to the Company to provide advice and assistance to the Company as may be requested from time to time by the Board of Directors or its chief executive officer to whom he shall report, including at the direction of the Company's chief executive officer (i) making national and regional sales calls to key tenants and prospective tenants in support of the Company's marketing department's plan, (ii) assisting the Company in market research with respect to development of new markets and for new office products and (iii) assisting the Company in its review and improvement of its operational systems and such other assignments consistent with his experience as are determined by the Company's chief executive officer. From June 21, 1996 through December 31, 1996, Consultant shall continue as an employee of the Company and shall consult to the Company on a full-time basis. Commencing January 1, 1997, Consultant's services as an employee of the Company shall terminate, and he shall become an independent consultant and shall devote not less than five days per month to the Company through the remainder of the Consulting Period. Consultant shall render such Consulting services during customary business hours and at convenient times at the principal executive offices of the Company. During his employment hereunder, Consultant shall devote his best efforts, business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder.

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                  1.3.  Compensation.  During the Consulting Period, the Company
shall reimburse  Consultant for all reasonable  out-of-pocket  business expenses
incurred  by  executive  in  performing  such  consulting  services,   including
telephone and telecopy and transportation, hotel and meal expenses if such services are performed at other than the Company's principal office, subject to such reasonable substantiation and documentation as may be specified by the Company. During the Consulting Period, the Company shall pay Consultant, as compensation for all services performed during the Consulting Period, at a rate of $250,000 per annum until December 31, 1996, and thereafter at a rate of $50,000 per annum, payable monthly and prorated for any partial period.

                  1.4. Benefits. Consultant shall be entitled until December 31, 1996 to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, incentive compensation plans and other benefit plans from time to time in effect for executives of the Company generally; thereafter, Consultant shall cease to participate in such plans, except that effective as of January 1, 1997, Consultant will commence receiving benefits under the Company's Supplemental Executive Retirement Plan (the "SERP"), and he shall continue to be covered under the Company's medical insurance coverage as specified in the SERP. Such participation in employee benefit plans shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by such plan.

         2. Termination. Consultant's consulting shall terminate under the following circumstances:

                  2.1.  Death.  In the event of  Consultant's  death  during his
employment  under  this  Agreement,   Consultant's  consulting  hereunder  shall
immediately and automatically terminate.

                  2.2.  Disability.

                  (a) The Company may terminate Consultant's employment and consulting hereunder, upon written notice to Consultant, in the event that Consultant becomes disabled during the Consulting Period through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for 90 days during any period of 365 consecutive calendar days or for any consecutive 90-day period.

                  (b) In the event Consultant receives disability income payments under the Company's disability income plan (as a result of disability prior to December 31, 1996), Consultant shall not be entitled to receive any compensation under Section 1.3.


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                  (c) If any  question  shall  arise as to  whether  during  any period Consultant is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, Consultant may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom Consultant or his guardian has no reasonable objection to determine whether Consultant is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and Consultant shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on Consultant .

                  2.3. Termination by the Company for Cause. The Company may terminate Consultant's employment hereunder for Cause at any time upon written notice setting forth in reasonable detail the nature of the Cause. The following, as determined by the Board in its reasonable judgment, will constitute Cause:

                  (a) Consultant's failure to perform his material duties and responsibilities to the Company, notwithstanding reasonable notice and an opportunity to cure on the part of Consultant, or Consultant's gross negligence in the performance of his duties and responsibilities;

                  (b) fraud, embezzlement or other material dishonesty by Consultant with respect to the Company; or

                  (c) Consultant's conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude.

Upon termination of Consultant's employment for Cause, the Company shall have no further obligations under this Agreement other than to pay to Consultant any amounts that have been earned but not paid.

                  2.4. Termination by Consultant . Consultant may terminate his consulting arrangement hereunder upon 30 days' prior written notice to the Company. In the event of termination by Consultant pursuant to this Section 2.4, the Company shall have no further obligation to Consultant other than for compensation earned to the date of termination.

         3.  Effect of Termination.

                  3.1. Payment by the Company of any compensation that may be due Consultant under the applicable termination provision of Section 2 shall constitute the entire obligation of the Company to Consultant under this Agreement and performance by the Company shall constitute full settlement of any claim that Consultant might otherwise assert against the Company under this Agreement or any of those connected with it on account of such termination.


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                  3.2.   Provisions   of  this   Agreement   shall  survive  any
termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provisions, including, without limitation, the obligations of Consultant under Section 4. Consultant recognizes that no compensation is earned after termination of his consulting.

         4. Nondisclosure; Restricted Activities.

                  4.1. During the Consulting Period and as a result of his prior employment by the Company, Consultant may become aware of information which is nonpublic, confidential or proprietary in nature with respect to the Company or with respect to other companies, persons, entities, ventures or business opportunities in which the Company has, or, if it were disclosed to the Company, the Company might have, an interest ("Confidential Information"). All Confidential Information will be kept strictly confidential by Consultant and Consultant shall not: (a) copy, reproduce, distribute or disclose any Confidential Information to any third party except in the course of his employment by the Company; (b) use any Confidential Information for any purpose other than in connection with his employment by the Company; or (c) use any Confidential Information in any way that is detrimental to the Company.
Confidential Information shall not include information which Consultant can demonstrate: (a) is or becomes generally available to the public other than by breach by Consultant of his agreement herein; (b) is disclosed by Consultant, pursuant to obligations under law, regulation or court order; or (c) was known to Consultant on a nonconfidential basis. Upon termination of Consultant's engagement, he shall immediately return or destroy all Confidential Information, including all notes, copies, reproductions, summaries, analyses, or extracts thereof, then in his possession. Such return or destruction shall not abrogate the continuing obligations of Consultant under this Agreement. In the event that Consultant is requested or required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, he shall provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy. In the event such protection or other remedy is not obtained, Consultant shall furnish only that portion of the Confidential Information which he is advised by counsel is legally required and shall exercise best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

                  4.2. Consultant agrees that until the expiration of five years from the date of termination of his engagement by the Company, he will not without the prior written approval of the Company (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property of the Company or any of its subsidiaries, whether such agreement or proposal is with Consultant or with a third party, other than shares of common stock he is entitled to acquire under the terms of stock options he holds at the date hereof, (ii) propose to enter into, directly or indirectly, any merger or other business combination involving the

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Company  or any of its  subsidiaries,  (iii)  make,  or in any way  participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the other party or any of its subsidiaries, (v) otherwise act, alone or in concert with others, to seek to control or, except in his capacity as a director of the Company, influence the management, board of directors or policies of the Company, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or (vii) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other persons in connection with any of the foregoing.

                  4.3. Consultant hereby acknowledges that he is aware that the United States securities laws prohibit any person who has material, nonpublic information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

                  4.4.  Consultant further agrees that during his consulting and for a period of five years thereafter, he will not hire or attempt to hire any individual who has been at the date hereof or during the Consulting Period becomes an employee of the Company, assist in such hiring by any other person, encourage any such employee to terminate his or her relationship with the Company (unless such individual has voluntarily terminated his or her employment, or the Company terminated such individual's employment without cause, greater than one year prior to the first instance of Consultant's conduct described in this Section), or solicit or encourage any tenant or other customer of the Company to terminate its relationship with the Company or to conduct with any person any business or activity which such customer conducts or could conduct with Company.

                  4.5. The obligations of Consultant stated in this Section 4 shall, except where expressly limited as to time, continue without limit as to time and without regard to the employment status of Consultant.

         5. Relief, Interpretation; Expenses. Consultant agrees that the Company shall, in addition to any other remedies available to it, be entitled to preliminary and permanent injunctive relief against any breach by him of the covenants contained in Section 4, without having to post bond. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event


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that any  provision of Section 4 shall be  determined  by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. For purposes of
Section 4, the term "Company" shall mean the Company and any of its subsidiaries and affiliates who are such during the term of Consultant's consulting for the Company. Costs and expenses, including reasonable attorneys' fees, shall be paid to the prevailing party in any action brought to enforce the provisions of this Agreement by the other party hereto.

         6. Conflicting Agreements. Consultant hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

         7. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

         8. Assignment. Neither the Company nor Consultant may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of Consultant to any affiliate thereof or in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into any other person or transfer all or substantially all of its properties or assets to any other person, so long as the Company remains liable for its obligations hereunder and the assignee assumes all obligations arising under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and Consultant, their respective successors, executors, administrators, heirs and permitted assigns.

         9. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         10. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to be effectively given upon (i) confirmation of facsimile, (ii) when sent by overnight delivery and (iii) mailed by registered or certified mail, return receipt requested and postage prepaid at the following addresses,



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         to the Company:

                  Koger Equity, Inc.
                  3986 Boulevard Center Drive
                  Jacksonville, Florida  32207
                  Attention:  Chairman

         to Consultant:

                  Irvin H. Davis
                  3986 Boulevard Center Drive
                  Jacksonville, Florida  32207

Any party may change the address to which notices, requests, demands or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Consultant's employment.

         12. Amendment. This Agreement may be amended or modified only by a written instrument signed by Consultant and by a duly authorized representative of the Company.

         13. Governing Law. This contract shall be construed and enforced under and be governed in all respects by the laws of the State of Florida, without regard to the conflict of laws principles thereof.



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         IN  WITNESS  WHEREOF,  this  Agreement  has been  executed  as a sealed instrument by the Company, by its duly authorized officer, and by Consultant, as of the date first above written.


CONSULTANT:                            KOGER EQUITY, INC.

______________________                 By: ________________________
Irvin H. Davis
                                       Title: ______________________

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